EXHIBIT (10z)

                           Zenith Electronics Corporation
                          1987 Zenith Stock Incentive Plan
                           Restricted Stock Award Agreement


THIS AGREEMENT, effective July 26, 1994, between Zenith Electronics Corporation, a Delaware corporation (the "Company"), and Albin F.
Moschner (the "Participant"), is made pursuant to the provisions of the 1987 Zenith Stock Incentive Plan (the "Plan"). The capitalized terms appearing in this Agreement shall have the definitions ascribed to them in the Plan unless specifically defined herein or in Attachment A to this Agreement. In the event there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall completely supersede and replace the terms of this Agreement. In consideration of the premises set forth below, including the grant made herein, the parties hereto agree as follows:

    1. This Agreement sets forth the terms and provisions of the grant to Participant of Fifty Six Thousand Seven Hundred Fifty Seven (56,757) shares of Company stock, subject to restrictions (the "Restricted Stock"). Except as specifically provided otherwise herein, the shares of Restricted Stock shall be governed by the terms of the Plan.

    2. Employment by the Company. This Restricted Stock is awarded on the condition that the Participant satisfy the employment conditions set forth herein.

    However, neither such conditions nor the award of this Restricted Stock shall impose upon the Company any obligation to retain the Participant in its employ for any given period of time or upon any specific terms of employment nor interfere in anyway with the Company's right to terminate his employment at any time.

    3.  Restrictions.

    (a) Each certificate (or uncertificated account with the Company's transfer agent) representing shares of Restricted Stock hereunder shall bear (or be subject to) the following legend or restriction:

        "The shares of common stock represented by this certificate are subject to forfeiture under certain circumstances and may not be sold, assigned, transferred, pledged, or otherwise alienated by the registered holder except as permitted by the terms of the 1987 Zenith Stock Incentive Plan and a Restricted Stock Award Agreement dated July 26, 1994 between Zenith Electronics Corporation and Albin F. Restricted Stock Award Agreement is on file with the Secretary of Zenith Electronics Corporation."

    (b) Any Restricted Stock shall not be transferable by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, so long as it is subject to the restrictions of this paragraph.

    4.  Removal of Restrictions.

    (a) Except as otherwise provided in Section 4(b) of this Agreement, Three Thousand Seven Hundred Eighty Three (3,783) shares of Restricted
Stock governed by this Agreement shall become freely transferable by the Participant on each of the first through the fourteenth anniversaries of the Participant's sixty-fifth (65th) birthday and Three Thousand Seven
Hundred Ninety Five (3,795) shares of Restricted Stock governed by the Agreement shall become freely transferable by the Participant on the fifteenth anniversary of the Participant's sixty-fifth (65th) birthday.

    (b) If the Participant shall notify the Secretary of the company, in writing, no later than the last business day of the calendar year immediately preceding the calendar year in which the Participant's sixty fifth (65th) birthday shall occur, that the Participant elects to receive on his sixty-fifth
(65th) birthday one hundred percent (100%) of the shares of Stock governed by this Agreement free of all restrictions, then all of the shares of Restricted Stock governed by this Agreement shall become freely transferable by the Participant on the Participant's sixty-fifth (65th) birthday.

    (c) When the shares are released from the restrictions and become fully transferable by the Participant in accordance with the terms of this Agreement, the Participant shall be entitled to receive a certificate or certificates representing such shares without the legend or restriction required by Section 3 herein.

    5. Consulting Duties. Beginning on the later to occur of: (i) the Participant's sixty-fifth (65th) birthday; or (ii) the Participant's termination of employment following his sixty-fifth (65th) birthday (other than by reason of death), and continuing until the Participant's eighty-first
(81st) birthday, the Participant agrees that he will, whenever reasonable requested by the Company, render assistance to the Company in the form of furnishing information to and cooperating with the Company in any matter relating to the business of the Company for not more than one (1) day during any calendar month, provided that inability of the Participant to render such assistance to the Company due to the Participant's physical or mental disability shall excuse the Participant of the obligation to render such assistance and shall not be deemed a breach of this Agreement and provided, further, that the refusal of the Participant to render such assistance beyond a twenty (20) mile radius of the Company's present offices in Glenview, Illinois shall not be deemed a breach of this Agreement.

    The Participant further agrees that during the twenty-four (24) calendar months beginning with the calendar month during which the Participant's termination of employment occurs, he will not, without the express written consent of the Company, engage in or render services of any kind in any capacity for any business that is competitive with the business of the Company or any entity controlled by the Company, and that he will not render assistance of any kind to or supply information to any such competitive business.

    In the event the Participant does not satisfy the consulting duties described in this Section 5, or if he violates the noncompetition covenant, all unvested shares of Restricted Stock shall immediately be forfeited to the Company.

    6. Voting Rights and Dividends. The Participant may exercise full voting rights and is entitled to receive all dividends and other distributions paid with respect to the shares of Restricted Stock while they are held in the name of Participant. If any such dividends or distributions are paid in shares of Common Stock of the Company, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

    7. Termination By Reason of Death or Disability. In the event the Participant's employment is terminated by reason of death or Disability prior to the Participant's 65th birthday and prior to the time when all shares of Restricted Stock governed by this Agreement are all vested, then all shares of Restricted Stock subject to this Agreement shall immediately vest and as soon as administratively practicable, the stock certificates representing such shares of Restricted Stock without the restrictions or legend required by Section 3 herein, shall be delivered by the Company to the Participant or the Participant's beneficiary or estate, as the case may be.

    8.  Termination of Employment Prior to Age 65 for Other Reasons.
Except as otherwise provided in Section 9 herein, in the event the Participant's employment is terminated for reasons other than those described in Section 7 prior to the Participant's sixty-fifth (65th) birthday, all shares of Restricted Stock subject to this Agreement shall immediately be forfeited to the Company by the Participant.

    9. Change in Control. In the event of a Qualifying Termination which occurs within the two (2) year period following a Change in Control, the restrictions imposed pursuant to Section 3 herein on shares of Restricted Stock subject to this Agreement shall lapse, and within ten (10) business days after the occurrence of the Qualifying Termination, the stock certificates representing the shares of Restricted Stock, without the restrictions or legend required by Section 3 herein thereon, shall be delivered by the Company to the Participant.

    10. Adjustments for Changes in Capitalization. Appropriate adjustment shall be made by the Committee in the number of shares of Restricted
Stock governed subject to this Agreement to give effect to any stock splits, stock dividends, and any other relevant changes in capitalization occurring after the effective date of this Agreement.

    11. Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

    12.  Miscellaneous.

    (a) The Company shall have the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any provision of this Agreement.

    (b) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    (c) This Agreement shall be governed by, and construed in accordance with the laws of the State of Illinois (other than those relating to conflicts of law) to the extent not preempted by Federal law.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 7th day of February, 1995

                                    ZENITH ELECTRONICS CORPORATION

/s/ Albin F. Moschner
- --------------------------          By:/s/ Michael J. Kaplan
Albin F. Moschner                     _____________________________



                                    Attest:/s/ David S. Levin
                                      _____________________________


                                ATTACHMENT A

    1.  Change in Control.

    For purposes of this Agreement, "change in control of the Company" shall take place when either of the following events will have occurred:

        (a) A third person, including a "group" as defined in Section l3(d)(3) of the Securities Exchange Act of l934, acquires shares of capital stock of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company; or

        (b) As a result of any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "transaction") the persons who were directors of the Company before the transaction shall during any two consecutive years thereafter cease to constitute a majority of the Board of Directors of the Company.

    2.  Qualifying Termination.

        If a change or changes in control of the Company occurs, and within twenty-four (24) months from the date of any such change in control the Participant's employment is terminated, unless such termination is:

        A.  Because of the Participant's death, Retirement or Disability;

        B.  By the Company for Cause; or

        C.  By the Participant other than for Good Reason.

            (1)  Disability; Retirement.

                (a) Termination by the Company of employment based on "Disability" shall mean termination because of the Participant's absence from his duties with the Company on a full-time basis for one hundred eighty (180) consecutive business days, as a result of incapacity due to injury or physical or mental illness.

                (b) Termination by the Company or the Participant of employment based on "Retirement" shall, for the purposes of this Agreement, mean retirement at age seventy (70) or voluntary earlier retirement with the written consent of the Participant.

            (2)  Cause.

                Termination by the Company of employment for "Cause" shall mean termination upon:

                (a) The willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to injury or physical or mental illness) after a demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed his duties; or

                (b) The willful engaging by the Participant in misconduct demonstrably injurious to the Company monetarily or otherwise.

                For purposes of this subparagraph (2), no act, or failure to act on the Participant's part, shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a written Notice of Termination from the Company, after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board of Directors, finding that in the good faith opinion of the Board of Directors Cause existed and specifying the particulars thereof in detail.

            (3)  Good Reason.

                Termination by the Participant of employment for "Good Reason" shall mean termination based on any of the following which occurs within twenty-four (24) months from the date of a change in control:

                (a) Without the Participant's express written consent, the assignment to the Participant of any duties materially inconsistent with the Participant's positions, duties, responsibilities and status with the Company immediately prior to a change in control, or a change (other than a bona fide promotion) in the Participant's title or office from that in effect immediately prior to a change in control, or any removal of the Participant from or any failure to re-elect the Participant to any of such positions, except in connection with the termination of his employment for Cause, Disability or Retirement or by death or by the Participant other than for Good Reason;

                (b) A reduction by the Company in the Participant's salary as in effect on the date hereof or as the same may be increased from time to time, unless such reduction results from a blanket reduction of general applicability to exempt salaried personnel; or the failure by the Company to increase such base salary for the year in which a change of control occurs and each year thereafter by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all officers of the Company during the two full calendar years immediately preceding a change in control of the Company unless such failure is of general applicability to exempt salaried personnel;

                (c) A failure by the Company to continue the Company's bonus incentive plans (the "Incentive Plans") as the same may be modified from time to time but substantially in the form in effect immediately prior to the change in control or a failure by the Company to continue the Participant as a participant in the Incentive Plans on at least the basis of his participation immediately prior to the change in control or to pay the Participant any installment of a previous award under the Incentive Plans;

                (d) Without the Participant's express written consent, the Company requiring the Participant to be based anywhere other than within fifty (50) miles of his present office location, except for required travel on Company business to an extent substantially consistent with the Participant's business travel obligations immediately prior to such change in control;

                (e) The failure by the Company to continue in effect any benefit or compensation plan, stock ownership, stock purchase or stock option plan, pension plan, life insurance plan, health and accident plan or long-term disability plan in which the Participant is participating at the time of a change in control of the Company (or plans providing the Participant with substantially similar benefits) or the taking of any action by the Company which would materially adversely affect participation by the Participant in or materially reduce the Participant's benefits under any of such plans or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the change in control;

                (f) Any purported termination of the Participant's employment which is not effective pursuant to a Notice of Termination satisfying the requirements of subparagraph (4) below (and, if applicable, subparagraph
(2) above).

                Notwithstanding the foregoing, the Participant agrees that in the event a third person begins a tender or exchange offer, circulates a proxy statement to shareholders or takes steps to effect a change in control of the Company, as defined in Section 1 hereof, the Participant will not thereafter voluntarily leave the employ of the Company until the third person has abandoned or terminated such efforts to effect a change in control; or if such efforts are successful, for ninety (90) days after a change in control of the Company shall have occurred.

            (4)  Notice of Termination.

                Any termination by the Company pursuant to subparagraphs (l) or (2) above or by the Participant pursuant to subparagraph (3) above shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of the Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in the Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated.

            (5)  Date of Termination.

                "Date of Termination" shall mean:

                (a) If the Participant's employment is terminated by reason of his death or Retirement, the date of death or retirement;

                (b) If the Participant's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Participant shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

                (c) If the Participant's employment is terminated by the Company for Cause pursuant to subparagraph (2) above, the date specified in the Notice of Termination;

                (d) If the Participant's employment is terminated by the Participant for Good Reason, the date specified in the Notice of Termination; and

                (e) If the Participant's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                Notwithstanding the foregoing, if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction entered upon such arbitration award (the time for appeal from such judgment, order or decree having expired and no appeal having been perfected).